UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 28, 2008

JESUP & LAMONT, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-31292	59-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

                          Longwood, FL 32779

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective April 28, 2008, Jesup & Lamont, Inc. elected Benjamin J. Douek as a Director. Mr. Douek is expected to serve on Jesup’s audit committee, compensation committee and nominating committee.

There are no transactions between Mr. Douek or any of his immediate family members and the Company which would require disclosure under Item 404(a) of Regulation S-K.

Mr. Douek has held senior executive positions and chief financial officerships in a wide array of corporations providing financial services, crisis and turnaround management consulting and diverse internet media services. Since 2006, Mr. Douek has served as a consultant to financial institutions engaged in general securities operations and wealth management. In 2006, Mr. Douek founded and has since been managing member of a private company whose business is spearheading the creation and development of an international wine lifestyle brand. From 2002 to 2005 he served as Senior Vice President of a consulting firm that specialized in restructuring and wind-downs of companies with a diverse range of business. Earlier in his career, he served as Executive Vice President and Director of Investment Banking and as a member of the Board of Directors and Management and Commitment Committees of Ladenburg Thalmann and Co. Inc., and as a Managing Director and Principal of Donaldson, Lufkin & Jenrette Securities Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: May 2, 2008	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President